Exhibit 99.1
Freshpet, Inc. Reports Third Quarter 2025 Financial Results

Net Sales Growth of 14% Outperforms Category
Company Achieves Positive Free Cash Flow in Third Quarter and Now Expects to be Free Cash Flow Positive in 2025
Updates 2025 Guidance
Bedminster, N.J. – November 3, 2025 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2025.
Third Quarter 2025 Financial Highlights Compared to Prior Year Period
•Net sales of $288.8 million, an increase of 14.0%.
•Gross margin of 39.5%, compared to the prior year period of 40.4%.
•Adjusted Gross Margin of 46.0%, compared to the prior year period of 46.5%.1
•Net income of $101.7 million, including a discrete $77.9 million tax benefit as a result of sustained profitability, compared to the prior year period net income of $11.9 million.
•Adjusted EBITDA of $54.6 million, compared to the prior year period of $43.5 million.1

"We are quickly adjusting to the new economic reality and remain one of the best performing pet food businesses—with strong financial and operational results and category-leading growth," commented Billy Cyr, Freshpet’s Chief Executive Officer. "With such rapid change in consumer behavior earlier this year, we quickly adapted our marketing, distribution, and innovation strategies. While we believe that those strategies will drive further household penetration growth, we are revising our guidance to the lower end of the previous range to reflect the current environment. We are also maintaining financial discipline by further lowering our capital spending plans, which helped us achieve positive free cash flow in the third quarter and we now expect to be free cash flow positive for fiscal year 2025 as well—a year earlier than our original goal. While we are not where we expected to be at the start of the year, we firmly believe Freshpet is best positioned to capture the future growth of the category and expect to continue to build market share, grow household penetration, and win a disproportionate share of new pet parents. That will enable us to create significant shareholder value and fulfill our mission to elevate the way we feed our pets with fresh food that nourishes all."
Third Quarter 2025
Net sales increased 14.0% to $288.8 million for the third quarter of 2025 compared to $253.4 million in the prior year period. The increase in net sales was primarily driven by volume gains of 12.9% and favorable price/mix of 1.1%.
Gross profit was $114.2 million, or 39.5% as a percentage of net sales, for the third quarter of 2025, compared to $102.2 million, or 40.4% as a percentage of net sales, in the prior year period. The decrease in reported gross profit as a percentage of net sales was primarily due to reduced leverage on plant expenses, partially offset by lower input costs. For the third quarter of 2025, Adjusted Gross Profit was $132.8 million, or 46.0% as a percentage of net sales, compared to $117.7 million, or 46.5% as a percentage of net sales, in the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $89.3 million for the third quarter of 2025 compared to $90.3 million in the prior year period. SG&A as a percentage of net sales decreased by 480 basis points to 30.9% for the third quarter of 2025 compared to 35.7% in the prior year period, primarily due to decreased share-based compensation and variable compensation accrual, partially offset by increased media spend as a percentage of net sales. Adjusted SG&A for the third quarter of 2025 was $78.2 million, or 27.1% as a percentage of net sales, compared to $74.2 million, or 29.3% as a percentage of net sales, in the prior year period.1
1.Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Net income was $101.7 million for the third quarter of 2025 compared to $11.9 million in the prior year period. The increase in net income was due to the deferred income tax benefit resulting from the release of a $77.9 million valuation allowance in the current period as a result of sustained profitability and the expected future profitability, contribution from higher sales, and decreased SG&A expenses, partially offset by decrease in gross profit as a percentage of net sales.
Adjusted EBITDA was $54.6 million for the third quarter of 2025 compared to $43.5 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
First Nine Months of 2025
Net sales increased 14.6% to $816.8 million for the first nine months of 2025 compared to $712.5 million in the prior year period. The increase in net sales was primarily driven by volume gains of 12.8% and favorable price/mix of 1.8%.
Gross profit was $326.2 million, or 39.9% as a percentage of net sales, for the first nine months of 2025, compared to $284.4 million, or 39.9% as a percentage of net sales, in the prior year period. The gross profit as a percentage of net sales remained consistent for both periods as the benefit from lower input costs and reduced quality costs was fully offset by reduced leverage on plant expenses. For the first nine months of 2025, Adjusted Gross Profit was $377.1 million, or 46.2% as a percentage of net sales, compared to $327.2 million, or 45.9% as a percentage of net sales, in the prior year period.1
SG&A expenses were $295.0 million for the first nine months of 2025 compared to $265.7 million in the prior year period. SG&A as a percentage of net sales decreased by 120 basis points to 36.1% for the first nine months of 2025 compared to 37.3% in the prior year period, primarily due to decreased share-based compensation and variable compensation accrual, partially offset by increased media spend as a percentage of net sales and higher non-recurring charges in 2025. Adjusted SG&A for the first nine months of 2025 was $242.5 million, or 29.7% as a percentage of net sales, compared to $218.0 million, or 30.6% as a percentage of net sales, in the prior year period.1
Net income was $105.3 million for the first nine months of 2025 compared to net income of $28.8 million in the prior year period. The increase in net income was due to the deferred income tax benefit resulting from the release of a $77.9 million valuation allowance in the current period as a result of sustained profitability and the expected future profitability, and contributions from higher sales, partially offset by increased SG&A, including increased media spend of $24.0 million and $17.7 million of non-recurring charges in 2025, compared to $9.9 million gain on equity investment in the prior year period.
Adjusted EBITDA was $134.5 million for the first nine months of 2025 compared to $109.2 million in the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Balance Sheet
As of September 30, 2025, the Company had cash and cash equivalents of $274.6 million with $396.8 million of debt outstanding, net of $5.7 million of unamortized debt issuance costs. For the nine months ended September 30, 2025, cash from operations was $105.5 million, an increase of $1.6 million compared to the prior year period driven largely by the increase in net sales, partially offset by the higher variable incentive compensation payment in the first quarter of 2025.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2025, the Company is updating its guidance to the following:
•Net sales growth of ~13%, compared to an increase of 13% to 16% from 2024 previously;
•Adjusted EBITDA in the range of $190 million to $195 million, compared to $190 million to $210 million previously; and
•Capital expenditures of ~$140 million, compared to ~$175 million previously.

The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, November 3, 2025, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263; the passcode is 13756551.
About Freshpet
Freshpet's mission is to elevate the way we feed our pets with fresh food that nourishes all. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe, as well as online in the U.S. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements regarding the ability of our strategies to drive further household penetration growth, revisions to 2025 guidance, lowering our capital spending plans, expectation to the free cash flow positive for fiscal year 2025, our belief that we are positioned to capture the future growth of the category, and expectation we continue to build market share, grow household penetration, and win a disproportionate share of new pet parents. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including, but not limited to, difficulties in launching our new technology, economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, impact of tariffs and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, and most prominently, the risks discussed under the heading "Risk Factors" in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filled with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales (Adjusted EBITDA Margin)
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business changes.
EBITDA and Adjusted EBITDA: EBITDA represents net income plus interest expense net of interest income, income tax (benefit) expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business changes.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$274,591	$268,633
Accounts receivable, net of allowance for doubtful accounts	64,327	68,419
Inventories, net	69,845	80,794
Prepaid expenses	9,332	16,026
Other current assets	5,456	3,126
Total Current Assets	423,551	436,998
Property, plant and equipment, net	1,112,864	1,065,869
Deposits on equipment	118	1,047
Operating lease right of use assets	66,703	3,366
Long term investment in equity securities	33,446	33,446
Deferred tax assets	77,919	—
Other assets	30,941	34,152
Total Assets	$1,745,542	$1,574,878
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,839	$39,164
Accrued expenses	41,488	56,263
Current operating lease liabilities	2,155	1,322
Current finance lease liabilities	2,266	2,120
Total Current Liabilities	$76,748	$98,869
Convertible senior notes	396,781	395,163
Long term operating lease liabilities	65,081	2,213
Long term finance lease liabilities	28,527	23,273
Total Liabilities	$567,137	$519,518
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,807 issued and 48,793 outstanding on September 30, 2025, and 48,716 issued and 48,702 outstanding on December 31, 2024	49	49
Additional paid-in capital	1,355,518	1,338,160
Accumulated deficit	(176,484)	(281,806)
Accumulated other comprehensive loss	(422)	(787)
Treasury stock, at cost — 14 shares on June 30, 2025 and on December 31, 2024	(256)	(256)
Total Stockholders' Equity	1,178,405	1,055,360
Total Liabilities and Stockholders' Equity	$1,745,542	$1,574,878

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
NET SALES	$288,848	$253,367	$816,786	$712,469
COST OF GOODS SOLD	174,656	151,120	490,616	428,112
GROSS PROFIT	114,192	102,247	326,170	284,357
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	89,291	90,338	294,961	265,734
INCOME FROM OPERATIONS	24,901	11,909	31,209	18,623
OTHER (EXPENSES) INCOME:
Interest and Other Income, net	2,356	2,963	6,948	9,158
Interest Expense	(3,552)	(2,923)	(10,761)	(8,734)
Gain on Equity Investment	—	—	—	9,918
	(1,196)	40	(3,813)	10,342
INCOME BEFORE INCOME TAXES	23,705	11,949	27,396	28,965
INCOME TAX (BENEFIT) EXPENSE	(77,958)	54	(77,926)	162
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$101,663	$11,895	$105,322	$28,803
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(86)	$604	$365	$407
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(86)	604	365	407
TOTAL COMPREHENSIVE INCOME	$101,577	$12,499	$105,687	$29,210
NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$2.08	$0.25	$2.16	$0.59
-DILUTED	$1.86	$0.24	$2.00	$0.57
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,787	48,509	48,766	48,436
-DILUTED	55,875	50,282	55,991	50,203

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$105,322	$28,803
Adjustments to reconcile net income to net cash flows provided by operating activities:
Provision for loss on accounts receivable	12,130	15
Loss on disposal of property, plant and equipment	1,355	1,054
Share-based compensation	20,256	37,862
Inventory obsolescence	—	732
Depreciation and amortization	66,798	52,249
Amortization of deferred financing costs	1,618	1,559
Change in operating lease right of use asset	1,529	1,045
Gain on equity investment	—	(9,918)
Deferred income taxes	(77,919)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,410)	(8,294)
Inventories	9,825	(8,852)
Prepaid expenses and other current assets	(3,992)	(803)
Other assets	80	(1,540)
Accounts payable	(7,097)	8,839
Accrued expenses	(15,874)	2,355
Operating lease liability	(1,166)	(1,187)
Net cash flows provided by operating activities	105,455	103,919
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(95,134)	(128,828)
Net cash flows used in investing activities	(95,134)	(128,828)
CASH FLOWS FROM FINANCING ACTIVITIES:
Tax withholdings related to net shares settlements of restricted stock units	(3,054)	(1,440)
Principal payments under finance lease obligations	(1,573)	(1,444)
Proceeds from exercise of options to purchase common stock	264	5,516
Net cash flows (used in) provided by financing activities	(4,363)	2,632
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,958	(22,277)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	268,633	296,871
CASH AND CASH EQUIVALENTS, END OF PERIOD	$274,591	$274,594

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	(Dollars in thousands)
Gross profit	$114,192	$102,247	$326,170	$284,357
Depreciation expense	17,115	13,197	46,024	35,698
Non-cash share-based compensation	1,503	1,610	4,617	6,451
Loss on disposal of manufacturing equipment	32	639	287	692
Adjusted Gross Profit	$132,842	$117,693	$377,098	$327,198
Adjusted Gross Profit as a % of Net Sales	46.0%	46.5%	46.2%	45.9%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	(Dollars in thousands)
SG&A expenses	$89,291	$90,338	$294,961	$265,734
Depreciation and amortization expense	6,535	5,512	18,639	15,967
Non-cash share-based compensation (a)	3,716	10,498	15,639	31,411
Loss on disposal of equipment	94	129	486	362
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	716	—	5,703	—
International business charges (d)	—	—	1,273	—
Adjusted SG&A Expenses	$78,230	$74,199	$242,541	$217,994
Adjusted SG&A Expenses as a % of Net Sales	27.1%	29.3%	29.7%	30.6%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	(Dollars in thousands)
Net income	$101,663	$11,895	$105,322	$28,803
Depreciation and amortization	23,650	18,709	64,663	51,665
Interest expense, net of interest income	1,194	(40)	3,803	(424)
Income tax (benefit) expense	(77,958)	54	(77,926)	162
EBITDA	48,549	30,618	95,862	80,206
Non-cash share-based compensation (a)	5,219	12,108	20,256	37,862
Loss on disposal of property, plant and equipment	126	768	773	1,054
Distributor transition costs (b)	—	—	10,680	—
Legal obligation (c)	716	—	5,703	—
International business charges (d)	—	—	1,273	—
Gain on equity investment	—	—	—	(9,918)
Adjusted EBITDA	$54,610	$43,494	$134,547	$109,204
Adjusted EBITDA as a % of Net Sales	18.9%	17.2%	16.5%	15.3%
(a)Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
(c)Represents the net settlement charges for all claims related to the litigation with Phillips.
(d)Represents termination costs due to a business change in our international go-to-market strategy.